Exhibit 10.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 24th day of March, 2016 (“Amendment Execution Date”),  by and between BMR-MEDICAL CENTER DRIVE LLC, a Delaware limited liability company  (“Landlord), and GLYCOMIMETICS, INC., a Delaware corporation  (“Tenant”).

RECITALS

A.WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of July 23, 2014 (as the same may have been amended, supplemented or modified from time to time,  the “Existing Lease”), whereby Tenant leases from Landlord certain premises comprising approximately 33,843 square feet of Rentable Area (the “9708 Premises”)  in the building at 9708 Medical Center Drive in Rockville, Maryland (the “9708 Building”);

B.WHEREAS, Landlord and Tenant desire to correct the Term Expiration Date as referenced in the Acknowledgement of Term Commencement dated as of June 15, 2015 executed by Tenant and delivered to Landlord (the “Acknowledgement”);

C.WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, additional premises comprising approximately 12,074 square feet of Rentable Area (the “9712 Premises”) on the second (2nd) floor of the building at 9712 Medical Center Drive in Rockville, Maryland (the “9712 Building”), as depicted in Exhibit A-1 attached hereto; and

D.WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.Definitions.  For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein.  The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2.Term Expiration Date. The Term Expiration Date as set forth in Section 5 of the Acknowledgement is hereby corrected to be October 31, 2023.

3.Lease of 9712 Premises.  Effective on the 9712 Premises Delivery Date (as defined in Section 7 of this Amendment, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the 9712 Premises, including exclusive shafts, cable runs, mechanical spaces and rooftop areas (but specifically excluding any mechanical, shaft, rooftop and data spaces for equipment serving areas of the South Campus outside of the Building), for use by Tenant in accordance with the Permitted Use and no other uses.  From and after the 9712 Premises

Delivery Date,  (a) the term “Premises,” as used in the Lease, shall mean, individually and collectively, as the context dictates, the 9708 Premises and/or the 9712 Premises,  (b) Exhibit A to the Existing Lease shall be supplemented by Exhibit A-1 to this Amendment, (c) the term “Building” shall mean, individually and collectively, as the context dictates, the 9708 Building and/or the 9712 Building, (d) the term “9712 Building Common Area” shall mean all portions of the 9712 Building that are for the non-exclusive use of the tenants of the 9712 Building only, and not the tenants of the Project generally, such as service corridors, stairways, elevators, public restrooms and public lobbies (all to the extent located in the 9712 Building), and (e) the term “Common Area” shall include the 9712 Building Common Area.    All provisions of the Lease applicable to the “Premises” shall be applicable to both the 9708 Premises and the 9712 Premises, except to the extent specifically set forth herein.

4.Rentable Area and Pro Rata Share.  The chart in Section 2.2 of the Existing Lease is hereby deleted in its entirety and replaced with the following:

Definition or Provision	Means the Following (As of the Amendment Execution Date)
Approximate Rentable Area of 9708 Premises	33,843 square feet
Approximate Rentable Area of 9708 Building	33,843 square feet
Approximate Rentable Area of 9712 Premises	12,074 square feet
Approximate Rentable Area of 9712 Building	22,907 square feet
Approximate Rentable Area of South Campus	92,125 square feet
Approximate Rentable Area of Project	214,725 square feet
Tenant’s Pro Rata Share of 9708 Building	100%
Tenant’s Pro Rata Share of 9712 Building	52.71%
Tenant’s Pro Rata Share of South Campus for 9708 Premises	36.74%
Tenant’s Pro Rata Share of South Campus for 9712 Premises	13.11%
Tenant’s Pro Rata Share of Project for 9708 Premises	15.76%
Tenant’s Pro Rata Share of Project for 9712 Premises	5.62%

5. 9712 Premises Term; Termination Option.  The provisions of Section 2.4 and the first paragraph of Section 3 of the Existing Lease shall apply solely to the 9708 Premises.  For clarification purposes, the Termination Option described in Section 3.1 of the Existing Lease shall apply to all of the Premises (i.e., both the 9708 Premises and the 9712 Premises), provided,  however, that Tenant may exercise the Termination Option, if at all, simultaneously with respect to the entire Premises (i.e., both the entire 9708 Premises and the entire 9712 Premises) in accordance with Section 3.1 of the Existing Lease, but Tenant shall not have the right to exercise the Termination Option with respect to only a portion of the Premises.  With respect to the 9712 Premises, the Term of the Lease for the 9712 Premises (the “9712 Premises Term”) shall commence on the 9712 Term Commencement Date (as defined in Section 6.2 of this Amendment) and end on the Term Expiration Date, subject to earlier termination of the Lease as provided in the Lease and to extension pursuant to the Options.

6. 9712 Tenant Improvements.

6.1.The provisions of Article 4 and Exhibit B of the Existing Lease shall apply solely to the 9708 Premises.  The provisions of this Article 6 and the 9712 Work Letter attached hereto as Exhibit B-2 (the “9712 Work Letter”) shall apply solely to the 9712 Premises.    Neither this Article 6 nor the 9712 Work Letter shall apply to improvements performed in any additional premises added to the Premises, other than the 9712 Tenant Improvements in the 9712 Premises, at any time or from time to time after the Amendment Execution Date, whether by any options under the Lease or otherwise; or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension of the original Term, whether by any options under the Lease or otherwise.

6.2.With respect to the 9712 Premises, the “9712 Term Commencement Date” shall be the earliest of (a) June 1, 2016 (the “Estimated 9712 Term Commencement Date”), (b) the day the work described in the 9712 Approved Plans (as defined in the 9712 Work Letter) (the “9712 Tenant Improvements”) is Substantially Complete after possession of the 9712 Premises has been delivered to Tenant, and (c) the day that Tenant commences its business operations in the 9712 Premises.  Tenant shall execute and deliver to Landlord written acknowledgement of the 9712 Term Commencement Date within ten (10) days after the occurrence of the 9712 Term Commencement Date in the form attached as Exhibit C to the Existing Lease.  Failure to execute and deliver such acknowledgement, however, shall not affect the 9712 Term Commencement Date or Landlord’s or Tenant’s liability under the Lease.  Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the 9712 Premises required for the Permitted Use by Tenant shall not serve to extend the 9712 Term Commencement Date. For purposes of this Amendment, the term “Substantially Complete” or “Substantial Completion” means that the 9712 Tenant Improvements are substantially complete in accordance with the 9712 Approved Plans and this Amendment, except for minor punch list items.

6.3.Tenant shall, at its sole cost and expense cause the 9712 Tenant Improvements to be constructed in the 9712 Premises, provided that Landlord shall provide to Tenant a tenant improvement allowance equal to Six Hundred Three Thousand Seven Hundred and No/100 Dollars ($603,700.00) (based upon Fifty and No/100 Dollars ($50.00) per square foot of Rentable Area of the 9712 Premises (the “9712 TI Allowance”).  The 9712 TI Allowance may be applied to the costs of (a) construction, (b) project review by Landlord (which fee shall be the actual costs incurred by Landlord in its review not to exceed one percent (1%) of the 9712 TI Allowance), (c) commissioning of mechanical, electrical and plumbing systems by a licensed, qualified commissioning agent hired by Tenant, and review of such party’s commissioning report by a licensed, qualified commissioning agent hired by Landlord, (d) space planning, architect, engineering and other related professional or consulting services performed by third parties hired by, but unaffiliated with, Tenant, (e) building permits and other taxes, fees, charges and levies by Governmental Authorities for permits, approvals or for inspections of the 9712 Tenant Improvements, and (f) costs and expenses for labor, material, equipment and fixtures, including but not limited to wiring, information technology and telecommunications systems.  In no event shall the 9712 TI Allowance be used for (v) the cost of work that is not authorized by the 9712 Approved Plans or otherwise approved in writing by Landlord, (w) payments to Tenant or any affiliates of Tenant, (x) the purchase of any furniture, personal property or other non-building system equipment, (y) costs resulting from any default by Tenant of its obligations under the Lease or (z) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors).

6.4.Tenant shall have until December 1, 2017 to expend the unused portion of the 9712 TI Allowance, after which date Landlord’s obligation to fund such costs shall expire.  In no event shall any unused 9712 TI Allowance entitle Tenant to a credit against Rent payable under the Lease.  Tenant shall deliver to Landlord (a) a certificate of occupancy for the 9712 Premises suitable for the Permitted Use, and (b) a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor.

6.5.Prior to entering upon the 9712 Premises for any reason prior to the 9712 Term Commencement Date, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 23 of the Existing Lease are in effect with respect to the 9712 Premises, and such entry shall be subject to all the terms and conditions of the Lease other than the payment of Base Rent, Operating Expenses, Real Estate Taxes,  the Property Management Fee or utilities for the 9712 Premises, which payment obligations shall commence on the 9712 Rent Commencement Date (as defined below).

7.Condition of 9712 Premises.  The provisions of Article 5 of the Existing Lease shall apply solely to the 9708 Premises.  With respect to the 9712 Premises, Landlord shall deliver the 9712 Premises with base Building systems (including mechanical, electrical, plumbing and life safety in good working order as of the date upon which Landlord first delivers the 9712 Premises to Tenant for performance of the 9712 Tenant Improvements (the “9712 Premises Delivery Date”),  provided that Tenant shall deliver written notice of any failure of the base Building systems to be in good working order to Landlord within six (6) months after the 9712 Premises Delivery Date, and as Tenant’s sole remedy for such failure, Landlord shall promptly commence making such repairs reasonably necessary to correct the failure described in Tenant’s written notice (the “9712 Base Building System Obligation”), and provided,  further, the foregoing shall not apply to any such systems within the Premises to the extent such systems are or will be installed, replaced, supplemented, modified or repaired as part of the 9712 Tenant Improvements.  In addition, as of the 9712 Term Commencement Date, Landlord shall have completed the work set forth in Exhibit B-3 to this Amendment (the “9712 Landlord Work”) (which Exhibit B-3 shall apply solely to the 9712 Premises). Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the 9712 Premises, the 9712 Building or the Project, or with respect to the suitability of the 9712 Premises, the 9712 Building or the Project for the conduct of Tenant’s business.

Tenant acknowledges that (a) it is fully familiar with the condition of the 9712 Premises and agrees to take the same in its condition “as is” as of the 9712 Premises Delivery Date, and (b) Landlord shall have no obligation to alter or repair the 9712 Premises prior to Tenant’s initial occupancy of the 9712 Premises or otherwise prepare the 9712 Premises for Tenant’s initial occupancy or to pay for or construct any improvements to the 9712 Premises, except with respect to the 9712 Base Building System Obligation, the 9712 Landlord Work,  and the 9712 TI Allowance, each as set forth in this Amendment, provided, however, that from and after the 9712 Term Commencement Date, Landlord shall have the repair and maintenance obligations for the 9712 Premises as expressly set forth in the this Amendment.  Tenant’s taking of possession of the 9712 Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the 9712 Premises, the 9712 Building and the Project were at such time in good, sanitary and satisfactory condition and repair.

8. 9712 Premises Base Rent.

8.1.The provisions of Section 2.3 and 7.1 of the Existing Lease shall apply solely to the 9708 Premises.  With respect to the 9712 Premises, Tenant shall pay to Landlord as Base Rent for the 9712 Premises, commencing on the date that is three (3) months after the 9712 Term Commencement Date (the “9712 Rent Commencement Date”), the sums set forth in Section 8.2 of this Amendment with respect to the 9712 Premises, subject to the rental adjustments provided in the first sentence of Article 8 of the Existing Lease, with the first such adjustment becoming effective commencing on the first (1st) anniversary of the 9712 Rent Commencement Date, and subsequent adjustments becoming effective on every successive annual anniversary for so long as the Lease continues in effect.

8.2.Initial monthly and annual installments of Base Rent for the 9712 Premises shall be as follows, subject to adjustment under the Lease:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
9712 Rent Commencement Date – Month 12 of 9712 Premises Term	12,074	$26.00 annually	$26,160.33	$313,924

9. 9712 Additional Rent.

9.1.The provisions of Section 7.2 of the Existing Lease shall apply solely to the 9708 Premises.  With respect to the 9712 Premises, in addition to Base Rent for the 9712 Premises, Tenant shall pay to Landlord as Additional Rent for the 9712 Premises at times hereinafter specified in this Amendment (a) Tenant’s Pro Rata Share of the 9712 Building, Pro Rata Share of the South Campus for the 9712 Premises or Pro Rata Share of the Project for the

9712 Premises (as applicable) of any increases in (i) the items set forth in Section 9.1(a) of the Existing Lease (collectively, “Real Estate Taxes”) over such Real Estate Taxes for the 2016 calendar year (the “Base Year”) and (ii) Operating Expenses (as defined in Section 9.1 of the Existing Lease) over Operating Expenses for the Base Year, (b) the Property Management Fee (which is equal to three percent (3%) of Base Rent due from Tenant), and (c) any other amounts that Tenant assumes or agrees to pay under the provisions of the Lease that are owed to Landlord, including any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of the Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.  In the event that the Term for the 9712 Premises commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of the number of days in the month and shall be paid at the then-current rate for such fractional month.

9.2.The provisions of the first paragraph of Section 9.2 of the Existing Lease shall apply solely to the 9708 Premises.  With respect to the 9712 Premises, Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent,  (a) commencing on the 9712 Rent Commencement Date, the Property Management Fee, (b) commencing on the first anniversary of the 9712 Term Commencement Date, Landlord’s good faith estimate of Tenant’s Pro Rata Share for the 9712 Premises of any increase of Operating Expenses over the Base Year with respect to the 9712 Building, the South Campus and the Project, as applicable, for such month and (c) commencing on the first anniversary of the 9712 Term  Commencement Date, Landlord’s good faith estimate of Tenant’s Pro Rata Share for the 9712 Premises of any increase of Real Estate Taxes over the Base Year with respect to the 9712 Building, South Campus and the Project, as applicable, for such month.    For purposes of the 9712 Premises only, the definition of Operating Expenses shall include the cost of utilities, including but not limited to water, supplied to the 9712 Building.

9.3.Commencing with the calendar year 2017, Landlord’s Statement to be furnished by Landlord to Tenant pursuant to Section 9.2(y) of the Existing Lease shall also include, with respect to the 9712 Premises, the actual Operating Expenses for the previous calendar year and the Base Year, and Tenant’s Pro Rata Share for the 9712 Premises of any increase in Operating Expenses for the previous calendar year over the Base Year.

9.4.For purposes of determining Tenant’s Pro Rata Share of the 9712 Premises of any increase of Operating Expenses over the Base Year with respect to the 9712 Building, the South Campus and the Project, as applicable, the aggregate Controllable Operating Expenses (as defined in Section 9.1(d) of the Existing Lease) shall be subject to the Cap (as defined in Section 9.1(d) of the Existing Lease), provided that the Cap shall not go into effect for the 9712 Premises until January 1, 2017.

10. 9712 Premises Security Deposit.

10.1.The provisions of Section 2.6 shall apply solely to the 9708 Premises.  With respect to the 9712 Premises, Tenant shall deposit with Landlord on or before the Amendment Execution Date an amount equal to Fifty-Two Thousand Three Hundred Twenty and 00/100 Dollars ($52,320.00) (the “Security Deposit”), which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of the Lease to be kept and performed by Tenant with respect to the 9712 Premises during the period commencing on the 9712 Premises Delivery Date and ending upon the expiration or termination of Tenant’s obligations under this Lease.

10.2.If Tenant Defaults with respect to any provision of this Lease applicable to the 9712 Premises, including any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default with respect to the 9712 Premises, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default with respect to the 9712 Premises.  If any portion of the Security Deposit is so used or applied, then Tenant shall, within ten (10) days following demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of the Lease.  The provisions of this Article shall survive the expiration or earlier termination of the Lease.

10.3.In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for the 9712 Premises for all periods prior to the filing of such proceedings.

10.4.Landlord may deliver to any purchaser of Landlord’s interest in the 9712 Premises the funds deposited hereunder by Tenant, and thereupon Landlord shall be discharged from any further liability with respect to such deposit.  This provision shall also apply to any subsequent transfers.

10.5.If Tenant shall fully and faithfully perform every provision of the Lease to be performed by it with respect to the 9712 Premises, then the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration or earlier termination of the Lease.

10.6.If the Security Deposit shall be in cash, Landlord shall hold the Security Deposit in an account at a banking organization selected by Landlord; provided, however, that Landlord shall not be required to maintain a separate account for the Security Deposit, but may intermingle it with other funds of Landlord.  Landlord shall be entitled to all interest and/or dividends, if any, accruing on the Security Deposit.  Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.

10.7.The Security Deposit may be in the form of cash, a letter of credit or any other security instrument acceptable to Landlord in its sole discretion.  Tenant may at any time, except when Tenant is in Default, deliver a letter of credit (the “L/C Security”) as the entire Security Deposit, as follows:

(a)If Tenant elects to deliver L/C Security, then Tenant shall provide Landlord, and maintain in full force and effect throughout the Term and until the date that is six

(6) months after the then-current Term Expiration Date, a letter of credit in the form of Exhibit C to this Amendment issued by an issuer reasonably satisfactory to Landlord, in the amount of the Security Deposit, with an initial term of at least one year.  Landlord may require the L/C Security to be re-issued by a different issuer at any time during the Term if Landlord reasonably believes that the issuing bank of the L/C Security is or may soon become insolvent; provided, however, Landlord shall return the existing L/C Security to the existing issuer immediately upon receipt of the substitute L/C Security.  If any issuer of the L/C Security shall become insolvent or placed into FDIC receivership, then Tenant shall immediately deliver to Landlord (without the requirement of notice from Landlord) substitute L/C Security issued by an issuer reasonably satisfactory to Landlord, and otherwise conforming to the requirements set forth in this Article.  As used herein with respect to the issuer of the L/C Security, “insolvent” shall mean the determination of insolvency as made by such issuer’s primary bank regulator (i.e., the state bank supervisor for state chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks).  If, at the Term Expiration Date, any Rent remains uncalculated or unpaid, then (i) Landlord shall with reasonable diligence complete any necessary calculations, (ii) Tenant shall extend the expiry date of such L/C Security from time to time as Landlord reasonably requires and (iii) in such extended period, Landlord shall not unreasonably refuse to consent to an appropriate reduction of the L/C Security.  Tenant shall reimburse Landlord’s legal costs (as estimated by Landlord’s counsel) in handling Landlord’s acceptance of L/C Security or its replacement or extension.

(b)If Tenant delivers to Landlord satisfactory L/C Security in place of the entire Security Deposit, Landlord shall remit to Tenant any cash Security Deposit Landlord previously held.

(c)Landlord may draw upon the L/C Security, and hold and apply the proceeds in the same manner and for the same purposes as the Security Deposit, if (i) an uncured Default exists with respect to the 9712, (ii) as of the date forty-five (45) days before any L/C Security expires (even if such scheduled expiry date is after the Term Expiration Date) Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, extending the expiry date to the earlier of (1) six (6) months after the then-current Term Expiration Date or (2) the date one year after the then-current expiry date of the L/C Security, (iii) the L/C Security provides for automatic renewals, Landlord asks the issuer to confirm the current L/C Security expiry date, and the issuer fails to do so within ten (10) business days, (iv) Tenant fails to pay (when and as Landlord reasonably requires) any bank charges for Landlord’s transfer of the L/C Security or (v) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Landlord may present drafts under the L/C Security (and fails to permit drawing upon the L/C Security by overnight courier or facsimile).  This Section 10.7(c) does not limit any other provisions of the Lease allowing Landlord to draw the L/C Security under specified circumstances.

(d)Tenant shall not seek to enjoin, prevent, or otherwise interfere with Landlord’s draw under L/C Security, even if it violates the Lease.  Tenant acknowledges that the only effect of a wrongful draw would be to substitute a cash Security Deposit for L/C Security, causing Tenant no legally recognizable damage.  Landlord shall hold the proceeds of any draw in the same manner and for the same purposes as a cash Security Deposit.  In the event of a wrongful draw, the parties shall cooperate to allow Tenant to post replacement L/C Security simultaneously with the return to Tenant of the wrongfully drawn sums, and Landlord shall upon request confirm in writing to the issuer of the L/C Security that Landlord’s draw was erroneous.

(e)If Landlord transfers its interest in the 9712 Premises, then Tenant shall at Tenant’s expense, within five (5) business days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary.  If the required Security Deposit changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.

11. 9712 Parking.  Parking for both the 9708 Premises and the 9712 Premises shall be as set forth in Section 13.3 of the Existing Lease, except that notwithstanding any provision of Section 13.3 of the Existing Lease to the contrary, as of the 9712 Premises Delivery Date, Tenant’s Pro Rata Share of the parking facilities serving the Project is equal to 2.6 parking spaces per one thousand (1,000) square feet of Rentable Area (i.e., one hundred nineteen (119) spaces).

12.Repairs and Maintenance.  The provisions of Section 18.1 and 18.2 of the Existing Lease shall apply solely to the 9708 Premises.  With respect to the 9712 Premises, Landlord’s and Tenant’s repair obligations shall be as follows:

12.1.Landlord shall repair and maintain (a) the structural and exterior portions of the 9712 Building,  including roofing and covering materials, foundations (excluding any architectural slabs, but including any structural slabs) and exterior walls and windows,  (b) shared plumbing system,  life safety sprinklers and fire sprinkler systems including the fire alarm panel and associated monitoring of the fire life safety panels, HVAC systems (excluding any supplemental HVAC serving the 9712 Premises installed by Tenant) within the 9712 Building and the central boilers located in the 9708 Building that serve the South Campus, elevators, and electrical systems installed or furnished by Landlord, and (c) the 9712 Building Common Area and the Common Areas of the South Campus and the Project.

12.2.Except for services of Landlord required by Section 12.1, Tenant shall, at its sole cost and expense, maintain and keep the 9712 Premises and every part thereof in good condition and repair, damage thereto from ordinary wear and tear excepted, and shall, within ten (10) days after receipt of written notice from Landlord, provide to Landlord any maintenance records that Landlord reasonably requests.   Tenant shall not commit waste or nuisance in the 9712 Premises.  Tenant shall, upon the expiration or sooner termination of the 9712 Premises Term, surrender the 9712 Premises to Landlord in as good a condition as when received, ordinary wear and tear excepted.  Tenant shall be responsible for maintenance and repair of appliances and shall pay for unstopping any drains or water closets in the Premises.  In addition, Tenant shall be responsible for maintenance, repair and replacement of all non-building standard items or fixtures in or serving the 9712 Premises. In addition, Tenant shall be responsible for maintenance, repair and replacement of all non-building standard items or fixtures in or serving the 9712 Premises.

13.Broker. Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this proposal other than Jones Lang LaSalle and Scheer Partners (“Brokers”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with the Lease.  Landlord shall compensate Brokers in relation to this Amendment pursuant to a separate agreement between Landlord and Brokers if Landlord and Tenant execute and deliver the Amendment.  Tenant agrees to indemnify, save, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any broker or agent, other than Brokers, employed or engaged by it or claiming to have been employed or engaged by it.

14.No Default.    Each of Landlord and Tenant represent, warrant and covenant to the other that, to the best of its knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice  (or both) would constitute a default by either Landlord or Tenant thereunder.

15.Effect of Amendment.  Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

16.Successors and Assigns.  Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees.  Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

17.Miscellaneous.  This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.  All exhibits hereto are incorporated herein by reference.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

18.Authority.  Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

19.Counterparts; Facsimile and PDF Signatures.  This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.  A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

[Signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

BMR-MEDICAL CENTER DRIVE LLC,
a Delaware limited liability company

By:	/s/ Marie Lewis
Name:	Marie Lewis
Title:	Vice President, Real Estate Legal

TENANT:

GLYCOMIMETICS, INC.,
a Delaware corporation

By:	/s/ Rachel K. King
Name:	Rachel K. King
Title:	CEO

EXHIBIT A-1

9712 PREMISES

A-1-1

10
11
12
13
14
15
A-2
B-2
C-2
D-2

BIOMED REALTY

GLYCOMIMETICS FIT-OUT

PERKINS + WILL

EXHIBIT B-2

9712 WORK LETTER

This 9712 Work Letter (this “9712 Work Letter”) is made and entered into as of the ____ day of March, 2016,  BMR-MEDICAL CENTER DRIVE LLC, a Delaware limited liability company (“Landlord), and GLYCOMIMETICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of that certain First Amendment to Lease dated as of March _____, 2016 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Amendment”), by and between Landlord and Tenant for the Premises located on the second (2nd) floor of the building at 9712 Medical Center Drive in Rockville, Maryland.  All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

1.General Requirements.

1.1.Authorized Representatives.

(a)Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (a) Tim Stoll as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this 9712 Work Letter, and (b) an officer of Landlord as the person authorized to sign any amendments to this 9712 Work Letter, the Amendment or the Lease.  Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative.  Landlord may change either Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.

(b)Tenant designates [_______] (“Tenant’s Authorized Representative”) as the person authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this 9712 Work Letter.  Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by Tenant’s Authorized Representative.  Tenant may change Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord.

1.2Schedule.  The schedule for design and development of the 9712 Tenant Improvements, including the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule to be prepared by Tenant (the “9712 Schedule”), which 9712 Schedule shall be an estimate of such time periods and shall be extended as reasonably necessary as provided herein (provided, however, that in no event shall any such extension of time periods in the 9712 Schedule change the Estimated 9712 Term Commencement Date, the 9712 Term Commencement Date, the Term Expiration Date or the 9712 Rent Commencement Date unless mutually agreed upon in writing by the parties or pursuant to a provision of this 9712 Work Letter  Tenant shall prepare the 9712 Schedule so that it is a reasonable schedule for the completion of the 9712 Tenant Improvements.  The 9712 Schedule shall clearly identify all activities requiring Landlord participation, including specific dates and time periods when Tenant’s contractor will require access to areas of the Project outside of the 9708 Premises or the 9712 Premises.  As soon as the 9712 Schedule is completed,

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Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Such Schedule shall be approved or disapproved by Landlord within ten (10) business days after delivery to Landlord.  Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord.  If Landlord disapproves the Schedule, then Landlord shall notify Tenant in writing of its objections to such Schedule, and the parties shall confer and negotiate in good faith to reach agreement on the Schedule.  The Schedule shall be subject to adjustment as mutually and reasonably agreed upon in writing by the parties or as expressly provided in this 9712 Work Letter.

1.3Tenant’s Architects, Contractors and Consultants.  The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of the 9712 Tenant Improvements shall be selected by Tenant, which selection shall be provided to Landlord and approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay.    Landlord agrees that (a) Perkins and Will, The M Group Architects & Interior Architects,  INTEC Group, Arium|AE Architecture and Planning, and VA-Spaces, shall be acceptable architectural firms, (b) AHA Consultants shall be an acceptable engineering firm, and (c) Sprectrum Contracting Corporation, Clune Construction Company, Heidenberger Construction, Inc., Buck Construction, Partners Contracting, Harvey-Cleary Builders, DFS Construction, and Gilbane, Inc. shall be acceptable construction firms. All Tenant contracts related to the 9712 Tenant Improvements shall provide that Tenant may assign such contracts and any warranties with respect to the 9712 Tenant Improvements to Landlord at any time.

2. 9712 Tenant Improvements.  All 9712 Tenant Improvements shall be performed by Tenant’s contractor, at Tenant’s sole cost and expense (subject to Landlord’s obligations with respect to any portion of the 9712 TI Allowance) and in accordance with the 9712 Approved Plans (as defined below), the Amendment and this 9712 Work Letter.  To the extent that the total projected cost of the 9712 Tenant Improvements (as projected by Landlord) exceeds the 9712 TI Allowance (such excess, the “Excess 9712 TI Costs”), Landlord shall pay the 9712 TI Allowance on a pari passu basis with Tenant, in the same proportion that the 9712 TI Allowance bears to the total projected cost of the 9712 Tenant Improvements.  By way of example only, if the 9712 TI Allowance is $603,700.00, but the total projected cost of the 9712 Tenant Improvements is $703,700.00, such that the Excess 9712 TI Costs are equal to $100,000.00, then with respect to any cost incurred by Tenant for the 9712 Tenant Improvements, Landlord shall disburse an amount of the 9712 TI Allowance equal to 85.79% of such cost, which percentage is the ratio determined by dividing the total 9712 TI Allowance ($603,700.00) by the total project cost ($703,700.00).    All material and equipment furnished by Tenant or its contractors as the 9712 Tenant Improvements shall be new or “like new,” and the Tenant Improvements shall be performed in a first-class, workmanlike manner, and the quality of the Tenant Improvements shall be of a nature and character not less than the 9712 Building standard.  Tenant shall take, and shall require its contractors to take, commercially reasonable steps to protect the 9712 Premises during the performance of the 9712 Tenant Improvements, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage.

2.1.Intentionally Deleted.

2.2. 9712 Construction Plans.  Tenant shall prepare final plans and specifications for the 9712 Tenant Improvements. As soon as such final plans and specifications (“9712

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Construction Plans”) are completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  All such 9712 Construction Plans shall be submitted by Tenant to Landlord in electronic .pdf, CADD and full-size hard copy formats, and shall be approved or disapproved by Landlord within ten (10) business days after delivery to Landlord.  Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord.  If the 9712 Construction Plans are disapproved by Landlord, then Landlord shall notify Tenant in writing of its objections to such 9712 Construction Plans, and the parties shall confer and negotiate in good faith to reach agreement on the 9712 Construction Plans.  Promptly after the 9712 Construction Plans are approved by Landlord and Tenant, two (2) copies of such 9712 Construction Plans shall be initialed and dated by Landlord and Tenant. Concurrent with the submission of the 9712 Construction Plans to Landlord for Landlord’s review, Tenant shall submit such 9712 Construction Plans to all appropriate Governmental Authorities for approval.  The 9712 Construction Plans so approved, and all change orders specifically permitted by this 9712 Work Letter, are referred to herein as the “9712 Approved Plans.”

2.3.Changes to the 9712 Tenant Improvements. Any material changes to the 9712 Approved Plans (each, a “Change”) shall be requested and instituted in accordance with the provisions of this Section 2.3 and shall be subject to the written approval of the non-requesting party in accordance with this 9712 Work Letter.  Landlord hereby agrees that changes to furniture and office equipment layouts, finishes and power and cabling outlet locations shall not be considered a Change and shall not require Landlord review and approval.

(a)Change Request.  Either Landlord or Tenant may request Changes after Landlord approves the 9712 Approved Plans by notifying the other party thereof in writing (a “Change Request”), which Change Request shall detail the nature and extent of any requested Changes, including (i) the Change, (ii) any modification of the 9712 Approved Plans and the 9712 Schedule, as applicable, necessitated by the Change.  If the nature of a Change requires revisions to the 9712 Approved Plans, then the requesting party shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the 9712 Tenant Improvements as a result of such Change.  Change Requests shall be signed by the requesting party’s Authorized Representative.  Notwithstanding the foregoing, Landlord shall not request Changes to the 9712 Approved Plans, unless such Changes are necessary to comply with Applicable Law, correct a construction defect or other error or omission in the 9712 Approved Plans, address an issue relating to human health or safety, or implement a Change requested by Landlord and agreed by Tenant.

(b)Approval of Changes.  All Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  The non-requesting party shall have five (5) business days after receipt of a Change Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the Change Request. The non-requesting party’s failure to respond within such five (5) business day period shall be deemed approval by the non-requesting party.

3.Completion of 9712 Tenant Improvements.  Tenant, at its sole cost and expense (except for the 9712 TI Allowance), shall perform and complete the 9712 Tenant Improvements in all respects (a) in substantial conformance with the 9712 Approved Plans, (b) otherwise in

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compliance with provisions of the Lease and this 9712 Work Letter (c) in accordance with Landlord’s MEP Design Manual attached to this Amendment as Exhibit B-4,  and (d) in accordance with Applicable Laws, the requirements of Tenant’s insurance carriers, the requirements of Landlord’s insurance carriers (to the extent Landlord provides its insurance carriers’ requirements to Tenant) and the board of fire underwriters having jurisdiction over the 9712 Premises.  The 9712 Tenant Improvements shall be deemed completed at such time as Tenant shall furnish to Landlord (s) evidence satisfactory to Landlord that (i) all 9712 Tenant Improvements have been completed and paid for in full (which shall be evidenced by the architect’s certificate of completion and the general contractor’s and each subcontractor’s and material supplier’s final unconditional waivers and releases of liens (provided that lien waivers shall not be required from any subcontractor or material supplier providing services or materials costing less than $50,000), each in a form acceptable to Landlord and complying with Applicable Laws, and a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor, together with a statutory notice of substantial completion from the general contractor), (ii) any and all liens related to the 9712 Tenant Improvements have either been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived by the party filing such lien, and (iii) no security interests relating to the 9712 Tenant Improvements are outstanding, (t) all certifications and approvals with respect to the 9712 Tenant Improvements that may be required from any Governmental Authority and any board of fire underwriters or similar body for the use and occupancy of the 9712 Premises (including a certificate of occupancy for the 9712 Premises for the Permitted Use), (u) certificates of insurance required by the Lease to be purchased and maintained by Tenant, (v) an affidavit from Tenant’s architect certifying that all work performed in, on or about the 9712 Premises is in accordance with the 9712 Approved Plans, (w) complete “as built” drawing print sets, project specifications and shop drawings and electronic CADD files on disc (showing the 9712 Tenant Improvements as an overlay on the 9712 Building “as built” plans (provided that Landlord provides the 9712 Building “as-built” plans provided to Tenant) of all contract documents for work performed by their architect and engineers in relation to the 9712 Tenant Improvements, (x) a test and balance report, (y) such other “close out” materials as Landlord reasonably requests consistent with Landlord’s own requirements for its contractors, such as copies of manufacturers’ warranties, operation and maintenance manuals and the like, and (z) all 9712 Tenant Improvements have been reasonably accepted by Landlord.

4.Insurance.

4.1.Property Insurance.  At all times during the period beginning with commencement of construction of the 9712 Tenant Improvements and ending with final completion of the 9712 Tenant Improvements, Tenant shall maintain, or cause to be maintained (in addition to the insurance required of Tenant pursuant to the Lease), property insurance insuring Landlord and the Landlord Parties, as their interests may appear.  Such policy shall, on a completed values basis for the full insurable value at all times, insure against loss or damage by fire, vandalism and malicious mischief and other such risks as are customarily covered by the so-called “broad form extended coverage endorsement” upon all 9712 Tenant Improvements and the general contractor’s and any subcontractors’ machinery, tools and equipment, all while each forms a part of, or is contained in, the 9712 Tenant Improvements or any temporary structures on the 9712 Premises, or is adjacent thereto; provided that, for the avoidance of doubt, insurance coverage

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with respect to the general contractor’s and any subcontractors’ machinery, tools and equipment shall be carried on a primary basis by such general contractor or the applicable subcontractor(s).  Tenant agrees to pay any deductible, and Landlord is not responsible for any deductible, for a claim under such insurance.  Such property insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord and the Landlord Parties, and shall name Landlord and its affiliates as loss payees as their interests may appear.

4.2.Workers’ Compensation Insurance.  At all times during the period of construction of the 9712 Tenant Improvements, Tenant shall, or shall cause its contractors or subcontractors to, maintain statutory workers’ compensation insurance as required by Applicable Laws.

5.Liability.  Tenant assumes responsibility and liability for any and all injuries or the death of any persons, including Tenant’s contractors and subcontractors and their respective employees, agents and invitees, and for any and all damages to property caused by, resulting from or arising out of any act or omission on the part of Tenant, Tenant’s contractors or subcontractors, or their respective employees, agents and invitees in the prosecution of the 9712 Tenant Improvements.  Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against all Claims due to, because of or arising out of any and all such injuries, death or property damage,  whether real or alleged, and Tenant and Tenant’s contractors and subcontractors shall assume and defend at their sole cost and expense all such claims; provided,  however, that nothing contained in this 9712 Work Letter shall be deemed to indemnify or otherwise hold Landlord harmless from or against liability caused by Landlord’s negligence or willful misconduct.  Any deficiency in design or construction of the 9712 Tenant Improvements shall be solely the responsibility of Tenant, notwithstanding the fact that Landlord may have approved of the same in writing.

6. 9712 TI Allowance.

6.1.Application of 9712 TI Allowance.  Landlord shall contribute the 9712 TI Allowance toward the costs and expenses incurred in connection with the performance of the 9712 Tenant Improvements, in accordance with Article 6 of the Amendment.  If the entire 9712 TI Allowance is not applied toward or reserved for the costs of the 9712 Tenant Improvements, then Tenant shall not be entitled to a credit of such unused portion of the 9712 TI Allowance.  Tenant may apply the 9712 TI Allowance for the payment of construction and other costs in accordance with the terms and provisions of the Amendment.

6.2.Approval of Budget for the 9712 Tenant Improvements.  Notwithstanding anything to the contrary set forth elsewhere in this 9712 Work Letter or the Amendment, Landlord shall not have any obligation to expend any portion of the 9712 TI Allowance until Landlord and Tenant shall have approved in writing the budget for the 9712 Tenant Improvements (the “9712 Approved Budget”).  Prior to Landlord’s approval of the 9712 Approved Budget, Tenant shall pay all of the costs and expenses incurred in connection with the 9712 Tenant Improvements as they become due.  Landlord shall not be obligated to reimburse Tenant for costs or expenses relating to the 9712 Tenant Improvements that exceed the amount of the 9712 TI Allowance.  Landlord shall not unreasonably withhold, condition or delay its approval of any budget for 9712 Tenant Improvements that is proposed by Tenant.

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6.3.Fund Requests.  Upon submission by Tenant to Landlord of (a) a statement (a “Fund Request”) setting forth the total amount of the 9712 TI Allowance requested, (b) a summary of the 9712 Tenant Improvements performed using AIA standard form Application for Payment (G 702) executed by the general contractor and by the architect, (c) invoices from the general contractor, the architect, and any vendors, material suppliers and other parties with direct contracts with Tenant, requesting payment with respect to the amount of the 9712 TI Allowance then being requested, and (d) unconditional lien releases from the general contractor and each subcontractor and material supplier with respect to previous payments made by either Landlord or Tenant for the 9712 Tenant Improvements in a form acceptable to Landlord and complying with Applicable Laws (provided that Tenant shall not be required to provide lien releases from subcontractors or material suppliers providing services or materials costing less than $50,000), then Landlord shall, within thirty (30) days following receipt by Landlord of a Fund Request and the accompanying materials required by this Section 6.3, pay to Tenant (or, if elected by either Landlord or Tenant, pay directly to the applicable contractors, subcontractors and material suppliers) for reimbursement for payments made by Tenant to such contractors, subcontractors or material suppliers, the amount of 9712 Tenant Improvement costs set forth in such Fund Request or Landlord’s pari passu share thereof if Excess 9712 TI Costs exist based on the 9712 Approved Budget;  provided, however, that any Fund Request under this Section 6.3 shall be subject to the payment limits set forth in Article 6 of the Amendment, including Section 6.2 above.  Notwithstanding anything in this Section 6.3 to the contrary, Tenant shall not submit a Fund Request more often than every thirty (30) days.  Any additional Fund Requests submitted by Tenant shall be void and of no force or effect. Landlord shall have five (5) business days from the date of the Fund Request to notify Tenant in writing of any missing or incomplete accompanying material required in this Section 6.3. Landlord shall make payment within thirty (30) days of the date of such Fund Request.  Landlord shall dispute the Fund Request to Tenant in writing within five business days of the Fund Request, in which case Tenant shall respond to Landlord’s dispute within ten (10) business days and Landlord shall have thirty (30) days thereafter to make the required payment.

6.4.Accrual Information.  In addition to the other requirements of this Article 6, Tenant shall, no later than the second (2nd) business day of each month until the 9712 Tenant Improvements are complete, provide Landlord with an estimate of (a) the percentage of design and other soft cost work that has been completed, (b) design and other soft costs spent through the end of the previous month, both from commencement of the 9712 Tenant Improvements and solely for the previous month, (c) the percentage of construction and other hard cost work that has been completed, (d) construction and other hard costs spent through the end of the previous month, both from commencement of the 9712 Tenant Improvements and solely for the previous month, and (e) the date of Substantial Completion of the 9712 Tenant Improvements.

7.Miscellaneous.  Sections 40.6 through 40.19 of the Existing Lease are incorporated into this 9712 Work Letter by reference, and shall apply to this 9712 Work Letter in the same way that they apply to the Existing Lease.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this 9712 Work Letter as of the date and year first above written.

LANDLORD:

/s
BMR-MEDICAL CENTER DRIVE LLC,
a Delaware limited liability company

By:	/s/ Marie Lewis
Name:	Marie Lewis
Title:	Vice President, Real Estate Legal

TENANT:
GLYCOMIMETICS, INC.,
a Delaware corporation

By:	/s/ Brian Hahn
Name:	Brian Hahn
Title:	CFO

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EXHIBIT B-3

9712 LANDLORD WORK

1.New fan powered boxes and variable air volume units for office use (estimated count for 16 total) based upon one box for every three offices.

2.New restroom fixtures with new seals, including fire stopping for slab penetrations.

3.Restoration of restroom ceiling, including installation of new access panels for valves.

4.Patching and refinishing of exterior mullions.

5.Patching and refinishing of exterior drywall and smoke seal condition.

6.Reconnect, wire, terminate at panel and label existing receptacles in exterior wall.

7.New window blinds for the floor.

8.All restrooms in compliance with current building code and ADA code requirements, with cosmetic finishes to a standard consistent with the Project.

9.All sprinkler supply distribution runs fully installed with sprinkler heads installed and turned up.    All columns fully furred, finished with dry wall, and taped in paint ready condition.

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EXHIBIT B-4

MEP DESIGN MANUAL

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Center for Life Science- Shady Grove

Tenant Design Manual

September 14, 2011

TABLE OF CONTENTS

SECTION I. BUILDING DESCRIPTION

FIRE PROTECTION

PLUMBING

HVAC

ELECTRICAL

SECTION II. SCOPE ALLOCATION MATRIX

BASE BUILDING VS. TENANT WORK

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•	Fire Protection

The base building common area is provided with automatic wet-pipe sprinkler protection in accordance with NFPA 13 and the 2009 International Building Code.

The base building shall provide layouts as shown on the drawings and an upright sprinkler head distribution system in shell areas. The tenant shall be responsible for reworking the distribution system to accommodate tenant layouts.

Laboratory and Laboratory Support Areas:  Ordinary Hazard Group 2

Storage rooms, electric rooms, mechanical rooms, shipping areas: Ordinary Hazard Group 1.

Office Areas: Light Hazard

•	Plumbing

Base building plumbing systems include: potable hot and cold water to toilet core services, non-potable hot and cold water to laboratory sinks at locations as shown on the drawings, storm water and sanitary water drainage, compressed air, RO/DI, tempered water and centralized pH adjustments systems.

Toilet rooms are provided with fixtures to comply with Code required occupancy counts and are designed in accordance with ADA requirements.

Natural gas is available to the building for base building loads and tenant lab gas outlet requirements.

Base building potable hot water system shall serve the core/shell toilet rooms only. Tenant shall be responsible for any additional potable hot water requirements.

Pantry areas have been provided with potable hot and cold water at locations as shown on the drawings.

•	HVAC

DESIGN CRITERIA FOR HVAC DISTRIBUTION:

General Criteria

Equipment shall be sized to adequately maintain a cooling temperature within the Tenant areas of an inside condition of 75°Fdry bulb at 50% relative humidity with

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outside condition of 94°F dry bulb and 74°F wet bulb (during summer) and 72°F dry bulb at inside at 6°F dry bulb outside.

HVAC Criteria

The allowance for occupancy density for air conditioning design is one (1) person for 400 square feet of lab and one (1) person for 200 square feet of office.

Common area HVAC systems are VAV from the base building air handlers. Toilet and utility rooms are provided with code required ventilation and heat.

The base building HVAC systems consists of a chilled water plant, hot water boiler plant, air-handling units and roof mounted exhaust fans. Air handlers are provided with 30% pre-filters, 85% after-filters. The air-handling unit functions in a variable volume mode at all times to deliver 55 degrees F discharge to laboratory and office areas.  Office areas have provisions for return air back to the air handling units.

Laboratory spaces have been designed for single pass VAV supply and exhaust air distribution for a minimum of 15 air changes per hour.

The heating plant consists of two (2) 150 BHP gas fired hot water boilers located in the mechanical room.  Hot water is distributed to air handling units and hot water reheat coils and operates year round.  Hot water temperature is delivered on a compensated strategy between 180 - 130 degrees F depending upon outside air temperature.

The chilled water plant consists of 600-tons of chilled water capacity via two (2) 300 ton air cooled chillers located on grade.   Chilled water is distributed to air handling units and delivered at 42 degrees F.

Laboratory exhaust systems consisting of roof mounted exhaust fans, centralized exhaust ductwork risers and distribution for tenant use. VAV exhaust distribution is provided in fit-up areas and capped connections at shell spaces. Any specialized dedicated exhaust air requirements including fans, ductwork, shaft wall, etc, based on the tenant occupancy, will be by the Tenant.  All future tenant exhaust terminations/locations will be subject to maintaining proper distance from air handling unit and rooftop unit intakes, etc.

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•	Electrical

The building service originates from three (3) dedicated padmount utility transformers located on grade. Each transformer feeds a 2500 amp 480/277volt main switchboard.

An electrical closet has been provided on each floor to house base building electrical equipment and tenant distribution panels. Additional electrical closets beyond what is shown on the drawings shall be the responsibility of the tenant. Lighting fixtures within base building common areas and fitup tenant spaces will be by the Landlord and within Tenant shell spaces shall be furnished and installed by the Tenant.

Emergency egress lighting and exit signs shall be provided via fixtures with battery backup.

Main electrical service for the buildings is 25w/sf, which included base building and available tenant power.

Tenant available electrical power:

•	Office lights 1.5 w/sf
•	Office power 4 w/sf
•	Office HVAC 2 w/sf

•	Lab lights 1.5 w/sf
•	Lab power 12 w/sf
•	Lab HVAC 2 w/sf

Optional standby power is provided by two grade mounted diesel generators. A 300 KW and a 600 KW diesel generators provide 10 watts/SF for optional standby power to the building for select base building mechanical systems and tenant loads.

Base building fire alarm system shall be fully addressable.  Tenant shall be responsible for all devices, extension and connection to the base building system required by tenant layouts.  Coordination with the base building system is required.

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SECTION II. SCOPE ALLOCATION MATRIX - BASE-BUILDING VS. TENANT WORK

Description	Landlord Building	Tenant Work	Landlord Work at Tenant's Cost

FIRE PROTECTION:
Sprinkler system with fire department valves.	X
Fire service and double-check valve assembly.	X
Alarm check valve and siamese connection.	X
Floor control valve assemblies and test drains.	X
Sprinkler coverage to all core areas.	X
Branch distribution to open shell space	X
Modifications to branch distribution in tenant area		X
Secondary fire suppression systems.		X
Flow switches, tamper switches, pressure switches.	X
Modification of sprinkler piping and head layout to suit tenant build-out and hazard index.		X

PLUMBING
Sanitary waste system and risers.	X
Sanitary waste system distribution to fitup tenant areas.	X
Sanitary waste system distribution to shell tenant areas		X
Laboratory vent riser.	X
Laboratory waste system and risers.	X
Laboratory waste and vent system from existing lab sinks and equipment.	X
Laboratory waste and vent system from additional tenant sinks and equipment.		X
Ph neutralization systems.	X
Potable water from meter to all core fixtures and wet columns and penthouse requiring cold water. Backflow preventers at entrance. Pressure booster pumps.	X
Gas fired potable water heaters and hot water supply piping to all core fixtures.	X
Non Potable cold water system, backflow devices and risers.	X

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Description	Landlord Building	Tenant Work	Landlord Work at Tenant's Cost
Non Potable cold water distribution and check valves from risers to all existing lab sinks in tenant areas.	X
Non Potable cold water distribution and check valves from risers to all additional tenant lab sinks and equipment in tenant areas.		X
Non Potable hot water distribution and check valves, heaters, backflow devices and distribution to existing lab sinks.	X
Non Potable hot water distribution and check valves to all additional lab sinks and equipment in tenant areas.		X
Compressed air equipment and risers.	X
Compressed air distribution from mains to all lab requirements as shown.	X
Compressed air distribution from mains to all additional tenant requirements		X
RO/DI system and mains	X
RO/DI distribution and sanitization from mains to lab sinks as shown.	X
RO/DI distribution and sanitization from mains to all additional tenant requirements.		X
Tempered water system for tenant eyewash/emergency showers.	X
Distribution of tempered water within tenant space to tenant eyewash/emergency showers.	X
GAS

Gas service to the building	X
Gas distribution for base building systems.	X
Low-pressure gas distribution to tenant requirements.		X
H.V.A.C.
Air handler capacity for lab areas and office areas	X
Exhaust capacity for common areas & toilets, per code	X
Exhaust capacity for laboratory exhaust (fume hoods, snorkels, glasswash, kitchen hoods, etc)	X
Supply & exhaust duct distribution for base building systems and tenant areas as shown.	X
Supply & exhaust duct distribution for additional tenant systems		X
Exhaust system extension to fume hoods, flammable cabinets, chemical storage areas, etc		X
Supply and exhaust system, including ductwork, control boxes, grilles, registers, & diffusers for additional tenant areas.		X
Exhaust ductwork riser and fan system for PH room exhaust.	X

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Description	Landlord Building	Tenant Work	Landlord Work at Tenant's Cost
Exhaust ductwork riser and fan system for Chemical Storage room Exhaust.		X
Chiller Capacity for base building systems. (600Tons)	X
Chiller Capacity and distribution for additional tenant systems.		X
Chilled water pumping and distribution for base building systems.	X
Hot water pumping and distribution for base building systems.	X
Hot water risers with valve and caps for future tenant use.	X
Hot water distribution system within tenant areas.	X
Two (2) 150 BHP gas fired hot water boilers	X
Process steam generation and distribution within tenant areas for tenant equipment.		X
Automatic temperature control system for base building systems.	X
Automatic temperature control system for additional tenant areas and systems.		X

ELECTRICAL

Utility-supplied 480/277V transformers serving three (3) 2500 amp switchboards providing 25 watts/sf of overall power.	X
Tenant panelboards with check meters at floors.	X
300 and 600 KW Optional standby generators and feeders to distribution panels for tenant use.	X
Additional electric closets for tenant areas.		X
Power distribution for tenant fitup areas.	X
Power distribution for additional tenant spaces		X
Fire Alarm system and risers.	X
Fire Alarm devices in tenant spaces.		X
Lighting in common and base building areas.	X
Lighting in fitup tenant areas.	X
Lighting in additional tenant shell areas		X
Lightning protection system for base building systems.	X
Empty telephone/data conduits into building main room.	X
Telephone/data system, including service, risers, wiring, closets, and distribution.		X
Lightning protection system for additional tenant systems.		X

SECURITY

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Description	Landlord Building	Tenant Work	Landlord Work at Tenant's Cost
Card access at primary building entries	X
Card access and/or alarm systems into or within Tenant Areas		X
Security system for tenant areas.		X

ACOUSTICAL

Acoustical sound attenuation and isolation of base building systems.	X
Acoustical sound attenuation and isolation of tenant systems.		X

OTHER

Cable TV service for base building amenities	X
Cable TV service for tenant areas		X

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EXHIBIT C

[FORM OF LETTER OF CREDIT

[On letterhead or L/C letterhead of Issuer]

LETTER OF CREDIT

Date: _______, 20__

__________________________ (the “Beneficiary”)

__________________________

__________________________

Attention: _________________

L/C. No.: __________________

Loan No. : _________________

Ladies and Gentlemen:

We establish in favor of Beneficiary our irrevocable and unconditional Letter of Credit numbered as identified above (the “L/C”) for an aggregate amount of $_______, expiring at __:00 p.m. on _______ or, if such day is not a Banking Day, then the next succeeding Banking Day (such date, as extended from time to time, the “Expiry Date”). “Banking Day” means a weekday except a weekday when commercial banks in _____________ are authorized or required to close.

We authorize Beneficiary to draw on us (the “Issuer”) for the account of _______ (the “Account Party”), under the terms and conditions of this L/C.

Funds under this L/C are available by presenting the following documentation (the “Drawing Documentation”): (a) the original L/C and (b) a sight draft substantially in the form of Attachment 1, with blanks filled in and bracketed items provided as appropriate. No other evidence of authority, certificate, or documentation is required.

Drawing Documentation must be presented at Issuer’s office at ____________ on or before the Expiry Date by personal presentation, courier or messenger service, or fax. Presentation by fax shall be effective upon electronic confirmation of transmission as evidenced by a printed report from the sender’s fax machine. After any fax presentation, but not as a condition to its effectiveness, Beneficiary shall with reasonable promptness deliver the original Drawing Documentation by any other means.  Issuer will on request issue a receipt for Drawing Documentation.

We agree, irrevocably, and irrespective of any claim by any other person, to honor drafts drawn under and in conformity with this L/C, within the maximum amount of this L/C, presented to us on or before the Expiry Date, provided we also receive (on or before the Expiry Date) any other Drawing Documentation this L/C requires.

We shall pay this L/C only from our own funds by check or wire transfer, in compliance with the Drawing Documentation.

If Beneficiary presents proper Drawing Documentation to us on or before the Expiry Date, then we shall pay under this L/C at or before the following time (the “Payment Deadline”): (a) if presentment is made at or before noon of any Banking Day, then the close of such Banking Day; and (b) otherwise, the close of the next Banking Day.  We waive any right to delay payment beyond the Payment Deadline. If we determine that Drawing Documentation is not proper, then we shall so advise Beneficiary in writing, specifying all grounds for our determination, within one Banking Day after the Payment Deadline.

Partial drawings are permitted. This L/C shall, except to the extent reduced thereby, survive any partial drawings.

We shall have no duty or right to inquire into the validity of or basis for any draw under this L/C or any Drawing Documentation.  We waive any defense based on fraud or any claim of fraud.

The Expiry Date shall automatically be extended by one year (but never beyond _____ (the “Outside Date”)) unless, on or before the date 90 days before any Expiry Date, we have given Beneficiary notice that the Expiry Date shall not be so extended (a “Nonrenewal Notice”). We shall promptly upon request confirm any extension of the Expiry Date under the preceding sentence by issuing an amendment to this L/C, but such an amendment is not required for the extension to be effective. We need not give any notice of the Outside Date.

Beneficiary may from time to time without charge transfer this L/C, in whole but not in part, to any transferee (the “Transferee”).  Issuer shall look solely to Account Party for payment of any fee for any transfer of this L/C.  Such payment is not a condition to any such transfer. Beneficiary or Transferee shall consummate such transfer by delivering to Issuer the original of this L/C and a Transfer Notice substantially in the form of Attachment 2, purportedly signed by Beneficiary, and designating Transferee.  Issuer shall promptly reissue or amend this L/C in favor of Transferee as Beneficiary.  Upon any transfer, all references to Beneficiary shall automatically refer to Transferee, who may then exercise all rights of Beneficiary.  Issuer expressly consents to any transfers made from time to time in compliance with this paragraph.

Any notice to Beneficiary shall be in writing and delivered by hand with receipt acknowledged or by overnight delivery service such as FedEx (with proof of delivery) at the above address, or such other address as Beneficiary may specify by written notice to Issuer. A copy of any such notice shall also be delivered, as a condition to the effectiveness of such notice, to: ___________ (or such replacement as Beneficiary designates from time to time by written notice).

No amendment that adversely affects Beneficiary shall be effective without Beneficiary’s written consent.

This L/C is subject to and incorporates by reference: (a) the International Standby Practices 98 (“ISP 98”); and (b) to the extent not inconsistent with ISP 98, Article 5 of the Uniform Commercial Code of the State of New York.

Very truly yours,
[Issuer Signature]

ATTACHMENT 1 TO EXHIBIT C

FORM OF SIGHT DRAFT

[Beneficiary Letterhead]

TO:

[Name and Address of Issuer]

SIGHT DRAFT

AT SIGHT, pay to the Order of ______________, the sum of ______________ United States Dollars ($______________). Drawn under [Issuer] Letter of Credit No. ______________ dated ______________.

[Issuer is hereby directed to pay the proceeds of this Sight Draft solely to the following account: _________________________.]

[Name and signature block, with signature or purported signature of Beneficiary]

Date: ________________

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ATTACHMENT 2 TO EXHIBIT C

FORM OF TRANSFER NOTICE

[Beneficiary Letterhead]

TO:

[Name and Address of Issuer] (the “Issuer”)

TRANSFER NOTICE

By signing below, the undersigned, Beneficiary (the “Beneficiary”) under Issuer’s Letter of Credit No. ______________ dated ______________ (the “L/C”), transfers the L/C to the following transferee (the “Transferee”):

[Transferee Name and Address]

The original L/C is enclosed. Beneficiary directs Issuer to reissue or amend the L/C in favor of Transferee as Beneficiary. Beneficiary represents and warrants that Beneficiary has not transferred, assigned, or encumbered the L/C or any interest in the L/C, which transfer, assignment, or encumbrance remains in effect.

[Name and signature block, with signature or purported signature of Beneficiary]

Date: ________________]

C-2-1